Exhibit 99.1

FOR IMMEDIATE RELEASE

July 13, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations and Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Welcomes New Chief Financial Officer

DALLAS, July 13, 2020 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) announced today the appointment of Pablo G. Mercado as its new Executive Vice President and Chief Financial Officer and a member of EnLink’s Executive Leadership Team, effective immediately.

“I’m excited to welcome Pablo to EnLink during this important time in our industry’s and company’s history,” Chairman and CEO Barry Davis said. “Pablo has extensive experience in financial and business strategy and operational excellence. His reputation as a strategic leader who proactively addresses business challenges to create value is exactly what we need to achieve our execution plan priorities. He brings a fresh perspective to EnLink, and together, with the rest of our leadership team, we will work to advance our financial strategy and position EnLink to excel through and on the other side of this downturn.

“I am very proud of how our team continues to navigate successfully through the current environment, delivering a strong second quarter. Our 2020 full-year results are also solidly on track with our previously released guidance. The team has done an outstanding job operating and controlling costs during this period of high volatility, and Pablo will add incremental energy and strength to our team going forward.”

Mercado has over 20 years of experience in finance and corporate development in the energy industry. Most recently, he was CFO for Forum Energy Technologies, Inc., where he helped lead the company’s initial public offering, executed many strategic acquisitions, and drove material operational and cost improvements during cyclical downturns. Prior to that, Mercado was an investment banker with the Oil and Gas Group of Credit Suisse and previously at UBS Investment Bank and Bank of America Merrill Lynch.

Mercado holds a Bachelor of Business Administration and a Bachelor of Arts in economics from Southern Methodist University and a Master of Business Administration from the University of Chicago Booth School of Business. He currently serves on the Board of Directors as a member of the Audit and Governance Committees of Comfort Systems USA, Inc.

“I would like to thank Eric D. Batchelder for his service as EnLink’s CFO since January 2018 and wish him the best of luck in his future pursuits,” Davis said.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about projected or forecasted financial and operating results, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP’s own interests to the detriment of the unitholders, (b) GIP’s ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (c) a default under GIP’s credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (d) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (e) developments that materially and adversely affect Devon or other customers, (f) adverse developments in the midstream business that may affect our financial condition, results of operations and reduce our ability to make distributions, (g) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (h) decreases in the volumes that we gather, process, fractionate, or transport, (i) construction risks in our major development projects, (j) our ability to receive or renew required permits and other approvals, (k) changes in the availability and cost of capital, including as a result of a change in our credit rating, (l) the effects of existing and future laws and governmental regulations, including legislation or regulation relating to hydraulic fracturing or climate change or other environmental matters, (m) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, and (n) impairments to goodwill, long-lived assets and equity method investments. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

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